BYLAWS

OF

PORTLOGIC SYSTEMS INC.

A Nevada Corporation

(adopted by Resolution of the Board of Directors on June 22, 2004)

ARTICLE I

EXECUTIVE AND BUSINESS OFFICES

Section 1.  PRINCIPAL EXECUTIVE OR BUSINESS OFFICES.  The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Nevada.  If the principal executive office is located outside Nevada and the corporation has one or more business offices in Nevada, the Board of Directors shall fix and designate a principal business office in Nevada.

Section 2.  OTHER OFFICES.  Branch or subordinate offices may be established at any time and at any place by the Board of Directors.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1.  PLACE OF MEETINGS.  Meetings of shareholders shall be held at any place within or outside the State of Nevada designated by the Board of Directors.  In the absence of a designation by the Board, shareholders' meetings shall be held at the corporation's principal executive office.

Section 2.  GENERAL MEETING.  General meetings of shareholders shall be held on dates and at times designated by the Board of Directors consistent with the General Corporation Law of the State of Nevada.

At each general meeting of shareholders, Directors shall be elected and any other proper business within the power of the shareholders may be transacted.

Section 3.  SPECIAL MEETINGS.  Special meetings of the shareholders may be called at any time by a resolution of the Board of Directors, by the Chair of the Board, by the Chief Executive Officer, by the President, or by one or more shareholders holding shares that in the aggregate are entitled to cast at least one third of the votes allowed to be cast at that meeting.

If a special meeting is called by anyone other than the Board of Directors, the person or persons calling the meeting shall make a request in writing, delivered personally or sent by registered mail or by telegraphic or other facsimile transmission, to the Chair of the Board or the Chief Executive Officer, President, Vice President, or Secretary, specifying the time and date of the meeting (which is not less than 35 nor more than 60 days after receipt of the request) and the general nature of the business proposed to be transacted.  Within 20 days after receipt, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, stating that a meeting will be held at the time requested by the person(s) calling the meeting, and stating the general nature of the business proposed to be transacted.  If notice is not given within 20 days after receipt of the request, the person or persons requesting the meeting may give the notice.  Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the Board may be held.

Section 4.  NOTICE OF SHAREHOLDERS' MEETINGS.  All notices of meetings of shareholders shall be sent or otherwise given in accordance with the requirements of Section 5 of this Article II and shall not be fewer than 10 nor more than 60 days before the date of the meeting.  Shareholders entitled to notice shall be determined in accordance with the provision of Section 11 of this Article II.  The notice shall specify the place, date, and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the general meeting of shareholders, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders.  If Directors are to be elected, the notice shall include the names of all nominees whom the Board intends, at the time of the notice, to present for election.

The notice shall also state the general nature of any proposed action to be taken at the meeting to approve any of the following matters:

(i)

An amendment of the Articles of Incorporation;

(ii)

A reorganization;

(iii)

A voluntary dissolution; or

(iv)

A distribution in dissolution that requires approval of the outstanding shares.

Section 5.  MANNER OF GIVING NOTICE: AFFIDAVIT OF NOTICE.  Notice of any shareholders' meeting shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address appearing on the corporation's books or given by the shareholder to the corporation for purposes of notice.  If no address appears on the corporation's books or has been given as specified above, notice shall be either (1) sent by first-class mail addressed to the shareholder at the corporation's principal executive office, or (2) published at least once in a newspaper of general circulation in the county where the corporation's principal executive office is located.  Notice is deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice or report mailed to a shareholder at the address appearing on the corporation's books is returned marked to indicate that the United States Postal Service is unable to deliver the document to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the corporation holds the document available for the shareholder on written demand at the corporation's principal executive office for a period of one year from the date the notice or report was given to all other shareholders.

An affidavit of the mailing, or other authorized means of giving notice or delivering a document, of any notice of shareholders' meeting, report, or other document sent to shareholders, may be executed by the corporation's Secretary, Assistant Secretary, or transfer agent, and, if executed, shall be filed and maintained in the minute book of the corporation.

Section 6.  QUORUM.  No business, other than the election of a chairman and the adjournment or termination of the meeting, shall be conducted at any general meeting at any time when a quorum is not present.  If at any time during a general or special meeting there ceases to be a quorum present, any business then in progress shall be suspended until there is a quorum present or until the meeting is adjourned or terminated, as the case may be.  A quorum shall be one or more shareholders present, in person or by proxy or being a corporation represented by a natural person authorized by directors' resolution, that in the aggregate are entitled to cast at least one third of the votes allowed to be cast at that meeting.

Section 7.  ADJOURNED MEETING; NOTICE.  Any shareholders' meeting, general or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

When any meeting of shareholders, either general or special, is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place are announced at the meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than 45 days from the date set for the original meeting, in which case the Board of Directors shall set a new record date.  Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting, in accordance with the provisions of Sections 4 and 5 of this Article II.  At any adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

Section 8.  VOTING.  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II.  The shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Directors must be by ballot if demanded by any shareholder before the voting has begun.  On any matter other than the election of Directors, any shareholder may vote part of the shares the shareholder is to vote in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote.  If a quorum is present (or if a quorum has been present earlier at the meeting but some shareholders have withdrawn), the affirmative vote of a majority of the shares represented and voting, provided such shares voting affirmatively also constitute a majority of the number of shares required for a quorum, shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or by the Articles of Incorporation.

At a shareholders' meeting at which Directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of votes which that shareholder normally would be entitled to cast).

Section 9.  WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.  The transactions of any meeting of shareholders, either general or special, however called and noticed and wherever held, shall be as valid as though they were had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if each person entitled to vote who was not present in person or by proxy, either before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting.

A shareholder's attendance at a meeting also constitutes a waiver of notice of that meeting, unless the shareholder at the beginning of the meeting objects to the transaction of any business on the ground that the meeting was not lawfully called or convened.  In addition, attendance at a meeting does not constitute a waiver of any right to object to consideration of matters required by law to be included in the notice of the meeting which were not so included, if that objection is expressly made at the meeting.

Section 10.  SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action that could be taken at a general or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

Directors may be elected by written consent of the shareholders without a meeting and vacancies on the Board (other than vacancies created by removal) not filled by the Board may be filled by the written consent of the holders of a majority of the outstanding shares entitled to vote.

All consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records.  Any shareholder or other authorized person who has given a written consent may revoke it by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice shall be given of any corporate action approved by shareholders without a meeting by less than unanimous consent, to those shareholders entitled to vote who have not consented in writing.

Section 11.  RECORD DATE FOR SHAREHOLDER NOTICE OF MEETING, VOTING, AND GIVING CONSENT.

(a)  For purposes of determining the shareholders entitled to receive notice of and vote at a shareholders' meeting or give written consent to corporate action without a meeting, the Board may fix in advance a record date that is not more than 60 nor less than 10 days before the date of a shareholders' meeting, or not more than 60 days before any other action.

(b) If no record date is fixed:

(i)

The record date for determining shareholders entitled to receive notice of and vote at a shareholders' meeting shall be the business day next preceding the day on which notice is given, or if notice is waived as provided in Section 9 of this Article II, the business day next preceding the day on which the meeting is held.

(ii)

The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, if no prior action has been taken by the Board, shall be the day on which the first written consent is given.

(iii)

The record date for determining shareholders for any other purpose shall be as set forth in Section 1 of Article VIII of these Bylaws.

(c)  A determination of shareholders of record entitled to receive notice of and vote at a shareholders' meeting shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting.  However, the Board shall fix a new record date if the adjournment is to a date more than 45 days after the date set for the original meeting.

(d) Only shareholders of record on the corporation's books at the close of business on the record date shall be entitled to any of the notice and voting rights listed in subsection (a) of this section, notwithstanding any transfer of shares on the corporation's books after the record date, except as otherwise required by law.

Section 12.  PROXIES.  Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation.  A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact.  A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by attendance at the meeting and voting in person by the person executing the proxy or by a subsequent proxy executed by the same person and presented at the meeting; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of 6 months from the date of the proxy, unless coupled with an interest.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by NRS 78.355.

Section 13.  INSPECTORS OF ELECTION.  Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the Chair of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint Inspectors of Election at the meeting.  The number of Inspectors shall be either one or three.  If Inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one or three Inspectors are to be appointed.  If any person appointed as Inspector fails to appear or fails or refuses to act, the Chair of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

These Inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; (b) receive votes, ballots, or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (d) count and tabulate all votes or consents; (e) determine when the polls shall close; (f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

ARTICLE III

DIRECTORS

Section 1.  POWERS.  Subject to the provisions of the Nevada General Corporation Law and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Without prejudice to these general powers, and subject to the same limitations, the Board of Directors shall have the power to:

(a)

Select and remove all officers, agents, and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service.

(b)

Change the principal executive office or the principal business office in the State of Nevada from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or outside the State of Nevada; and designate any place within or outside the State of Nevada for holding any shareholders' meeting or meetings, including general shareholder meetings.

(c)

Adopt, make and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

(d)

Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received.

(e)

Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

Section 2.  NUMBER OF DIRECTORS.  The number of Directors shall be no fewer than one (1) nor more than five (5).   The maximum or minimum number of Directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the Articles of Incorporation or by an amendment to these Bylaws duly adopted by a majority of the outstanding shares entitled to vote.  However, once shares have been issued to more than two (2) shareholders, an amendment that would reduce the authorized number of Directors to a number fewer than five cannot be adopted if the votes cast against its adoption at a shareholders' meeting or the shares not consenting to an action by written consent are equal to more than one-sixth (16 2/3%) of the outstanding shares entitled to vote.

Section 3.  ELECTION AND TERM OF OFFICE OF DIRECTORS.  Directors shall be elected at each general meeting of the shareholders to hold office until the next general meeting of the shareholders.  Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section 4.  VACANCIES.  A vacancy in the Board of Directors shall be deemed to exist: (a) if a Director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in NRS 78.335 and 78.345; (b) if the Board of Directors declares vacant the office of a Director who has been convicted of a felony or declared of unsound mind by an order of court; (c) if the authorized number of Directors is increased; or (d) if at any shareholders' meeting at which one or more Directors are elected the shareholders fail to elect the full authorized number of Directors to be voted for at that meeting.

Any Director may resign effective on giving written notice to the Chair of the Board, the Chief Executive Officer, the President, the Secretary, or the Board of Directors, unless the notice specifies a later effective date.  If the resignation is effective at a future time, the Board may elect a successor to take office when the resignation becomes effective.

Except for a vacancy caused by the removal of a Director, vacancies on the Board may be filled by approval of the Board or, if the number of Directors then in office is less than a quorum, by (1) the unanimous written consent of the Directors then in office, (2) the affirmative vote of a majority of the Directors then in office at a meeting held pursuant to notice or waivers of notice complying with NRS 78.370 and 78.375, or (3) a sole remaining Director.  A vacancy on the Board caused by the removal of a Director may be filled only by the shareholders, except that a vacancy created when the Board declares the office of a Director vacant as provided in clause (b) of the first paragraph of this section of the Bylaws may be filled by the Board of Directors.

The shareholders may elect a Director at any time to fill a vacancy not filled by the Board of Directors.

The term of office of a Director elected to fill a vacancy shall run until the next general meeting of the shareholders, and such a Director shall hold office until a successor is elected and qualified.

Section 5.  PLACE OF MEETINGS; TELEPHONE MEETINGS.  Regular meetings of the Board of Directors may be held at any place within or outside the State of Nevada as designated from time to time by the Board.  In the absence of a designation, regular meetings shall be held at the principal executive office of the corporation.  Special meetings of the Board shall be held at any place within or outside the State of Nevada designated in the notice of the meeting, or if the notice does not state a place, or if there is no notice, at the principal executive office of the corporation.  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, provided that all Directors participating can hear one another.

Section 6.  GENERAL DIRECTORS' MEETING.  Immediately after each general meeting of the shareholders, the Board of Directors shall hold a regular meeting at the same place, or at any other place that has been designated by the Board of Directors, to consider matters of organization, election of officers, and other business as desired.  Notice of this meeting shall not be required unless some place other than the place of the general meeting of the shareholders has been designated.

Section 7.  OTHER REGULAR MEETINGS.  Other regular meetings of the Board of Directors shall be held without call at times to be fixed by the Board of Directors from time to time.  Such regular meetings may be held without notice.

Section 8.  SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called for any purpose or purposes at any time by the Chair of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, or any two Directors.

Special meetings shall be held on four days' notice by mail or forty-eight hours' notice delivered personally or by telephone or telegraph.  Oral notice given personally or by telephone may be transmitted either to the Director or to a person at the Director's office who can reasonably be expected to communicate it promptly to the Director.  Written notice, if used, shall be addressed to each Director at the address shown on the corporation's records.  The notice need not specify the purpose of the meeting, nor need it specify the place if the meeting is to be held at the principal executive office of the corporation.

Section 9.  QUORUM.  A majority of the Directors then present in office shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III.  Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.

Section 10.  WAIVER OF NOTICE.  Notice of a meeting, although otherwise required, need not be given to any Director who (i) either before or after the meeting signs a waiver of notice or a consent to holding the meeting without being given notice; (ii) signs an approval of the minutes of the meeting; or (iii) attends the meeting without protesting the lack of notice before or at the beginning of the meeting.  Waivers of notice or consents need not specify the purpose of the meeting.  All waivers, consents, and approvals of the minutes shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11.  ADJOURNMENT TO ANOTHER TIME OR PLACE.  Whether or not a quorum is present, a majority of the Directors present may adjourn any meeting to another time or place.

Section 12.  NOTICE OF ADJOURNED MEETING.  Notice of the time and place of resuming a meeting that has been adjourned need not be given unless the adjournment is for more than 24 hours, in which case notice shall be given, before the time set for resuming the adjourned meeting, to the Directors who were not present at the time of the adjournment.  Notice need not be given in any case to Directors who were present at the time of adjournment.

Section 13.  ACTION WITHOUT A MEETING.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing to that action.  Any action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.  All written consents shall be filed with the minutes of the proceedings of the Board of Directors.

Section 14.  FEES AND COMPENSATION OF DIRECTORS.  Directors and members of committees of the Board may be compensated for their services, and shall be reimbursed for expenses, as fixed or determined by resolution of the Board of Directors.  This section shall not be construed to preclude any Director from serving the corporation in any other capacity, as an officer, agent, employee, or otherwise, and receiving compensation for those services.

ARTICLE IV

COMMITTEES

Section 1.  COMMITTEES OF THE BOARD.  The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors.  The Board may designate one or more Directors as alternate members of any committee, to replace any absent member at a committee meeting.  The appointment of committee members or alternate members requires the vote of a majority of the authorized number of Directors.  A committee may be granted any or all of the powers and authority of the Board in the management of the business and affairs of the corporation.

Section 2.  MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of committees shall be governed by, and held and taken in accordance with, Bylaw provisions applicable to meetings and actions of the Board of Directors, as provided in Section 5 and Sections 7 through 13 of Article III of these Bylaws, as to the following matters: place of meetings; regular meetings; special meetings and notice; quorum; waiver of notice; adjournment; notice of adjournment; and action without meeting, with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that (a) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; (b) special meetings of committees may also be called by resolution of the Board of Directors; and (c) notice of special meetings of committees shall also be given to all alternative members who shall have the right to attend all meetings of the committee.  The Board of Directors may adopt rules for the governance of any committee not inconsistent with these Bylaws.

ARTICLE V

OFFICERS

Section 1.  OFFICERS.  The officers of the corporation shall be a President, a Treasurer, a Secretary, and such other officers as are appointed in accordance with Section 3 of this Article.  Any number of offices may be held by the same person.

Section 2.  APPOINTMENT OF OFFICERS.  The officers of the corporation, except for subordinate officers appointed in accordance with Section 3 of this Article V, shall be appointed by the Board of Directors, and shall serve at the pleasure of the Board of Directors.

Section 3.  SUBORDINATE OFFICERS.  The Board of Directors may appoint, and may empower the Chair to appoint other officers as required by the business of the corporation, whose duties shall be as provided in the Bylaws, or as determined from time to time by the Board of Directors or the Chair.

Section 4.  REMOVAL AND RESIGNATION OF OFFICERS.  Any officer chosen by the Board of Directors may be removed at any time, with or without cause or notice, by the Board of Directors.  Subordinate officers appointed by persons other than the Board under Section 3 of this Article may be removed at any time, with or without cause or notice, by the Board of Directors or by the officer by whom appointed.  Officers may be employed for a specified term under a contract of employment if authorized by the Board of Directors; such officers may be removed from office at any time under this section, and shall have no claim against the corporation or individual officers or Board members because of the removal except any right to monetary compensation to which the officer may be entitled under the contract of employment.

Any officer may resign at any time by giving written notice to the corporation.  Resignations shall take effect on the date of receipt of the notice, unless a later time is specified in the notice.  Unless otherwise specified in the notice, acceptance of the resignation is not necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the corporation to monetary damages under any contract of employment to which the officer is a party.

Section 5.  VACANCIES IN OFFICES.  A vacancy in any office resulting from an officer's death, resignation, removal, disqualification, or from any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to that office.

Section 6.  CHAIR OF THE BOARD.  The Board of Directors may elect a Chair, who shall preside, if present, at Board meetings and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors.

Section 7.  CHIEF EXECUTIVE OFFICER.  Except to the extent that the Bylaws or the Board of Directors assign specific powers and duties to the Chair of the Board (if any), the Chief Executive Officer shall report directly to the Board of Directors and be the corporation's general manager and Chief Executive Officer and, subject to the control of the Board of Directors, shall have general supervision, direction, and control over the corporation's business and its officers.  The managerial powers and duties of the Chief Executive Officer shall include, but are not limited to, all the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and the Chief Executive Officer shall have other powers and duties as prescribed by the Board of Directors or the Bylaws.  The Chief Executive Officer shall preside at all meetings of the shareholders and, in the absence of the Chair of the Board or if there is no Chair of the Board, shall also preside at meetings of the Board of Directors.

Section 8. PRESIDENT.  The President shall oversee the day-to-day operations of the corporation and shall implement strategies and plans as instructed by the Chief Executive Officer or the Board of Directors and support the Chief Executive Officer and Board of Directors with respect to planning and strategic development for the corporation.  The managerial powers and duties of the President shall include general supervision over the internal operations of the corporation, including retaining and supervising staff and independent contractors and, except as limited or otherwise instructed by any of the Chief Executive Officer or the Board of Directors, representing the corporation externally in conjunction with the Chief Executive Officer. If a Chief Executive Officer has not been appointed, then the President shall exercise the powers of the Chief Executive Officer.

Section 9.  CHAIR OF THE BOARD.  The Chair of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-laws.

Section 10.  VICE-PRESIDENTS.  If desired, one or more Vice-Presidents may be chosen by the Board of Directors in accordance with the provisions for appointing officers set forth in Section 2 of this Article V.  In the absence or disability of the Chief Executive Officer, the Chief Executive Officer's duties and responsibilities shall be carried out by the highest ranking available Vice-President if Vice-Presidents are ranked or, if not, by a Vice-President designated by the Board of

Directors.  When so acting, a Vice-President shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer.  Vice-Presidents of the corporation shall have such other powers and perform such other duties as prescribed from time to time by the Board of Directors, the Bylaws, or the Chief Executive Officer (or Chair of the Board if there is no Chief Executive Officer).

Section 11.  SECRETARY

(a) Minutes

The Secretary shall keep, or cause to be kept, minutes of all of the shareholders' meetings and of all other Board meetings.  If the Secretary is unable to be present, the Secretary or the presiding officer of the meeting shall designate another person to take the minutes of the meeting.

The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as designated by the Board of Directors, a Book of Minutes of all meetings and actions of the shareholders, of the Board of Directors, and of committees of the Board.  The minutes of each meeting shall state the time and place the meeting was held; whether it was regular or special; if special, how it was called or authorized; the names of Directors present at Board or committee meetings; the number of shares present or represented at shareholders' meetings; an accurate account of the proceedings; and when it was adjourned.

(b) Record of Shareholders

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record or duplicate record of shareholders.  This record shall show the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued to each shareholder, and the number and date of cancellation of any certificates surrendered for cancellation.

(c) Notice of Meetings

The Secretary shall give notice, or cause notice to be given, of all shareholders' meetings, Board meetings, and meetings of committees of the Board for which notice is required by statute or by the Bylaws.  If the Secretary or other person authorized by the Secretary to give notice fails to act, notice of any meeting may be given by any other officer of the corporation.

(d) Other Duties

The Secretary shall keep the seal of the corporation, if any, in safe custody.  The Secretary shall have such other powers and perform other duties as prescribed by the Board of Directors or by the Bylaws.

Section 12.  TREASURER.  The Treasurer shall keep, or cause to be kept, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.  The books of account shall at all reasonable times be open to inspection by any Director, the Chief Executive Officer, or the President.

The Treasurer shall (1) deposit corporate funds and other valuables in the corporation's name and to its credit with depositaries designated by the Board of Directors; (2) make disbursements of corporate funds as authorized by the Board, the Chief Executive Officer, or the President; (3) render a statement of the corporation's financial condition and an account of all transactions conducted as Treasurer whenever requested by the Chair, the Chief Executive Officer, the President, or the Board of Directors; and (4) have other powers and perform other duties as prescribed by the Board of Directors or the Bylaws.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES, AND OTHER AGENTS

Section 1.  AGENTS, PROCEEDINGS, AND EXPENSES.  For the purposes of this Article, "agent" means any person who is or was a Director, officer, employee, or other agent of this corporation, or who is or was serving at the request of this corporation as a Director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or who was a Director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(d) of this Article VI.

Section 2.  ACTIONS OTHER THAN BY THE CORPORATION.  This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person's conduct was not unlawful.

Section 3.  ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.  This corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its shareholders.  No indemnification shall be made under this Section 3 for the following:

(a)

With respect to any claim, issue, or matter as to which such person has been adjudged to be liable to this corporation in the performance of such person's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

(b)

Amounts paid in settling or otherwise disposing of a pending action without court approval; or

(c)

Expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

Section 4.  SUCCESSFUL DEFENSE BY AGENT.  To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article VI, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5.  REQUIRED APPROVAL.  Except as provided in Section 4 of this Article VI, any indemnification under this Section shall be made by the corporation only if authorized in the specific case, after a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 by one of the following:

(a)

A majority vote of a quorum consisting of Directors who are not parties to such proceeding;

(b)

Independent legal counsel in a written opinion if a quorum of Directors who are not parties to such a proceeding is not available;

(c)

(i) The affirmative vote of a majority of shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present; or

(ii) the written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of this subsection 5(c), the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon); or

(d)

The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

Section 6.  ADVANCE OF EXPENSES.  Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amounts if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VI.  By unanimous vote of all Directors, other than a Director who may be a party to such proceeding, this provision requiring an undertaking may be waived; provided, however, that such waiver shall not relieve the agent of liability.

Section 7.  OTHER CONTRACTUAL RIGHTS.  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the corporation.  Nothing in this section shall affect any right to indemnification to which persons other than such Directors and officers may be entitled by contract or otherwise.

Section 8.  LIMITATIONS.  No indemnification or advance shall be made under this Article VI, except as provided in Section 4 or Section 5(d), in any circumstance if it appears:

(a)

That it would be inconsistent with a provision of the articles, Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)

That it would be inconsistent with any condition expressly imposed by a court in approving settlement.

Section 9.  INSURANCE.  This corporation may purchase and maintain insurance on behalf of any agent of the corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article VI.

Section 10.  FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN.  This Article VI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation.  The corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the Directors, officers, and employees of the corporation or any of its subsidiary or affiliated corporations.

Section 11.  SURVIVAL OF RIGHTS.  The rights provided by this Article VI shall continue for a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 12.  EFFECT OF AMENDMENT.  Any amendment, repeal, or modification of this Article VI shall not adversely affect an agent's right or protection existing at the time of such amendment, repeal, or modification.

Section 13.  SETTLEMENT OF CLAIMS.  The corporation shall not be liable to indemnify any agent under this Article VI for (a) any amounts paid in settlement of any action or claim effected without the corporation's written consent, which consent shall not be unreasonably withheld or (b) any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

Section 14.  SUBROGATION.  In the event of payment under this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 15.  NO DUPLICATION OF PAYMENTS.  The corporation shall not be liable under this Article VI to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, agreement, vote, or otherwise, of the amounts otherwise indemnifiable under this Article.

ARTICLE VII

RECORDS AND REPORTS

Section 1.  MAINTENANCE OF SHAREHOLDER RECORD AND INSPECTION BY SHAREHOLDERS.  The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar, as determined by resolution of the Board of Directors, a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder, a copy certified by the Secretary of State of the corporation's articles of incorporation and all amendments thereto, and a copy certified by an officer of the corporation of its bylaws and all amendments thereto.

Any person who has been a stockholder of record for at least 6 months immediately preceding his or her demand, or any shareholder or shareholders holding at least 5 percent in the aggregate of the outstanding voting shares of the corporation shall have the right to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours, on five days' prior written demand on the corporation.

Section 2.  MAINTENANCE AND INSPECTION OF BYLAWS.  The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Nevada, at its principal business office in this state, a copy certified by an officer of the corporation of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the corporation is outside the State of Nevada and the corporation has no principal business office in this state, the Secretary shall, on the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

Section 3.  MAINTENANCE AND INSPECTION OF MINUTES AND ACCOUNTING RECORDS.  The minutes of proceedings of the shareholders, Board of Directors, and committees of the Board, and the accounting books and records, shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the Board of Directors.  The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form.

Section 4.  INSPECTION BY DIRECTORS.  Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations.  This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 5.  ANNUAL REPORT TO SHAREHOLDERS.  The Board of Directors shall cause an annual report to be sent to the shareholders in accordance with the applicable state and federal laws.

Section 6.  ANNUAL REPORT TO SHAREHOLDERS.  Inasmuch as, and for as long as, there are fewer than 100 shareholders, the requirement of an annual report to shareholders referred to in Section 5 is expressly waived.  However, nothing in this provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders, as the Board considers appropriate.

Section 7.  FINANCIAL STATEMENTS.  The corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the corporation on file in the corporation's principal executive office for 12 months.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.  For purposes of determining the shareholders entitled to receive payment of dividends or other distributions or allotment of rights, or entitled to exercise any rights in respect of any other lawful action (other than voting at and receiving notice of shareholders' meetings and giving written consent of the shareholders without a meeting), the Board of Directors may fix in advance a record date, which shall be not more than 60 nor less than 10 days before the date of the dividend payment, distribution, allotment, or other action.  If a record date is so fixed, only shareholders of record at the close of business on that date shall be entitled to receive the dividend, distribution, or allotment of rights, or to exercise the other rights, as the case may be, notwithstanding any transfer of shares on the corporation's books after the record date, except as otherwise provided by statute.

If the Board of Directors does not so fix a record date in advance, the record date shall be at the close of business on the later of (1) the day on which the Board of Directors adopts the applicable resolution or (2) the 60th day before the date of the dividend payment, distribution, allotment of rights, or other action.

Section 2.  AUTHORIZED SIGNATORIES FOR CHECKS.  All checks, drafts, other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the corporation shall be signed or endorsed by such person or persons and in such manner authorized from time to time by resolution of the Board of Directors.

Section 3.  EXECUTING CORPORATE CONTRACTS AND INSTRUMENTS.  Except as otherwise provided in the articles or in these Bylaws, the Board of Directors by resolution may authorize any officer, officers, agent, or agents to enter into any contract or to execute any instrument in the name of and on behalf of the corporation.  This authority may be general or it may be confined to one or more specific matters.  No officer, agent, employee, or other person purporting to act on behalf of the corporation shall have any power or authority to bind the corporation in any way, to pledge the corporation's credit, or to render the corporation liable for any purpose or in any amount, unless that person was acting with authority duly granted by the Board of Directors as provided in these Bylaws, or unless an unauthorized act was later ratified by the corporation.

Section 4.  SHARE TRANSFERS.  Transfers of shares of the corporation must be approved by the board of directors or the shareholders of the corporation until such time as the shares of the corporation are quoted or listed on a quotation listing service or stock exchange, registered with a securities regulator in anticipation of such quotation or listing, or can be lawfully sold or traded without restriction on number of shareholders.

All certificates shall certify the number of shares and the class or series of shares represented by the certificate.  All certificates shall be signed in the name of the corporation by (1) either the Chair of the Board of Directors, the Vice Chair of the Board of Directors, the Chief Executive Officer, the President, or any Vice President, and (2) either the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary.

Any or all of the signatures on the certificate may be facsimile.  If any officer, transfer, agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

Section 5.  LOST CERTIFICATES.  Except as provided in this Section 5, no new certificates for shares shall be issued to replace old certificates unless the old certificate is surrendered to the corporation for cancellation at the same time.  If share certificates or certificates for any other security have been lost, stolen, or destroyed, the Board of Directors may authorize the issuance of replacement certificates on terms and conditions as required by the Board, which may include a requirement that the owner give the corporation a bond (or other adequate security) sufficient to indemnify the corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of the old certificate or the issuance of the replacement certificate.

Section 6.  SHARES OF OTHER CORPORATIONS: HOW VOTED.  Shares of other corporations standing in the name of this corporation shall be voted by one of the following persons, listed in order of preference:

(1) Chair of the Board, or person designated by the Chair of the Board; (2) Chief Executive Officer, or person designated by the Chief Executive Officer; (3) President; (4) First Vice President, or person designated by the First Vice President; (5) other person designated by the Board of Directors.

The authority to vote shares granted by this section includes the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

Section 7.  CONSTRUCTION AND DEFINITIONS.  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in NRS 78.010 through 78.795 shall govern the construction of these Bylaws.  Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

Section 8.  LIMITATION ON NUMBER OF SHAREHOLDERS. Until such time as any class of shares of the corporation are registered and declared effective by the Securities and Exchange Commission or other securities regulator, quoted or listed on a stock exchange or quotation service, or until they can be otherwise lawfully sold or traded without restriction on the number of shareholders, shares of the corporation may be beneficially owned, directly or indirectly, by not more than 50 persons, not including employees and former employees of the corporation or its affiliates, provided that each person is counted as one beneficial owner unless the person is created or used solely to purchase or hold securities of the issuer in which case each beneficial owner or each beneficiary of the person, as the case may be, must be counted as a separate beneficial owner.

ARTICLE IX

AMENDMENTS

Section 1.  AMENDMENT BY SHAREHOLDERS.  New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2.  POWERS OF DIRECTORS.  Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article IX, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.